UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2021
Aurinia Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Canada	001-36421	46-4129078
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

#1203-4464 Markham Street
Victoria, British Columbia
V8Z 7X8
(250) 708-4272
(Address and telephone number of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Shares, without par value	AUPH	The Nasdaq Stock Market LLC
Common Shares, without par value	AUP	Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At the annual general and special meeting (the 2021 Meeting), the shareholders of Aurinia Pharmaceuticals Inc. (the Company) approved an amended and restated equity incentive plan and an employee share purchase plan. Copies of the two approved plans are attached as Exhibit 99.1 and 99.2, respectively. Descriptions of the material terms and conditions of our equity incentive plan and our employee share purchase plan are provided in our definitive proxy statement and information circular for the 2021 Meeting, which was filed with the Securities and Exchange Commission on May 10, 2021, and are incorporated by reference herein.

Michael Hayden did not stand for re-election at the 2021 Meeting of shareholders of the Company, and accordingly his term as a director of the Company ended on June 7, 2021.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)The Company held the 2021 Meeting virtually on June 7, 2021.

(b)The following proposals were voted upon at the 2021 Meeting and the final voting results with respect to each such proposal are set forth below:

Proposal 1: Based upon the following votes, the shareholders approved setting the number of directors at eight.

For	Against	Abstain	Broker Non-Votes
58,322,192	2,144,118	383,414	31,594,407

Proposal 2: Based upon the following votes, the shareholders elected Dr. George Milne, Mr. Peter Greenleaf, Dr. David R.W. Jayne, Mr. Joseph P. Hagan, Dr. Daniel Billen, Mr. R. Hector MacKay-Dunn, Ms. Jill Leversage and Mr. Timothy P. Walbert to serve as members of the Company's board of directors until the annual general meeting of shareholders to be held in 2022.

Nominee	For	Withheld	Broker Non-Votes
Dr. George Milne	49,234,331	11,615,394	31,594,406
Mr. Peter Greenleaf	56,090,326	4,759,398	31,594,407
Dr. David R.W. Jayne	56,590,607	4,259,117	31,594,407
Mr. Joseph P. Hagan	53,030,638	7,819,087	31,594,406
Dr. Daniel Billen	58,194,796	2,654,929	31,594,406
Mr. R. Hector MacKay-Dunn	56,755,726	4,093,999	31,594,406
Ms. Jill Leversage	57,834,931	3,014,794	31,594,406
Mr. Timothy P. Walbert	54,499,040	6,350,685	31,594,406

Proposal 3: Based upon the following votes, the shareholders approved the appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the Company's independent registered public accounting firm until the annual general meeting of shareholders to be held in 2022 or until a successor is appointed.

For	Withheld	Abstain
88,455,496	2,859,834	1,128,800

Proposal 4: Based upon the following votes, the shareholders approved, on a non-binding advisory basis, a "say on pay" resolution regarding the Company's executive compensation.

For	Against	Abstain	Broker Non-Votes
30,963,547	29,072,414	813,763	31,594,407

Proposal 5: Based upon the following votes, the shareholders approved, on a non-binding advisory basis, the frequency of future advisory votes on "say on pay" as being every year.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
56,605,305	956,039	2,443,425	1,841,663	31,597,699
Proposal 6: Based upon the following votes, the shareholders approved the Company's amended and restated equity incentive plan.

For	Against	Abstain	Broker Non-Votes
44,512,419	15,642,843	694,461	31,594,408
Proposal 7: Based upon the following votes, the shareholders approved the Company's employee share purchase plan.

For	Against	Abstain	Broker Non-Votes
54,549,082	5,323,572	977,069	31,594,408
Proposal 8: Based upon the following votes, the shareholders confirmed the Company's Amended and Restated By-law No. 2 to increase the quorum for shareholder meetings to 33 1/3%.

For	Against	Abstain	Broker Non-Votes
56,759,539	2,948,025	1,142,159	31,594,408

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1*	Aurinia Pharmaceuticals Inc. Amended and Restated Equity Incentive Plan

99.2*	Aurinia Pharmaceuticals Inc. Employee Share Purchase Plan

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 10, 2021

AURINIA PHARMACEUTICALS INC.

By:	/s/ Stephen P. Robertson
Name:	Stephen P. Robertson
Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer